Exhibit 99.1
[GRAPHIC OMITTED]

Contact: Tom Dougherty
         President and Chief Executive Officer
         404-525-7272


               AIRGATE PCS, INC. APPOINTS CHIEF FINANCIAL OFFICER

ATLANTA (July 13, 2004) - AirGate PCS, Inc., (Nasdaq/NM: PCSA), a PCS Affiliate of Sprint, today announced that it has appointed William J. Loughman as Vice President and Chief Financial Officer.

Prior to joining AirGate, Mr. Loughman served as President and Chief Executive Officer of Baran Telecom (formerly o2wireless Solutions) in Atlanta. During his tenure there, he also served as Chief Operating Officer and Chief Financial Officer. Mr. Loughman was the former General Manager for AT&T Wireless in Atlanta and Director of Business Development for the Southeast region. His previous positions include Director of Operations in Europe and the Middle East for Motorola; Vice President - Finance and Executive Director for Bell Atlantic Mobile; Vice President, Controller for Metro Mobile CTS, Inc.; and Controller for Cellular One in New York.

Mr. Loughman received a Bachelor of Business Administration degree from Iona College in New Rochelle, New York, and a Master of Business Administration degree from Manhattan College in Riverdale, New York.

"Bill brings a broad range of operational and financial management experience to AirGate," said Thomas M. Dougherty, President and Chief Executive Officer of AirGate PCS. "His extensive background in the wireless industry, particularly in the Carolinas, makes him an excellent addition to our management team. With the completion of our debt restructuring, we now are focused on growing our subscriber base and providing quality Sprint PCS products and services to subscribers in our territory in the most efficient manner possible. We look forward to Bill's contributions and are confident that his financial expertise and knowledge of our industry will be invaluable to AirGate as we execute our strategy."

AirGate PCS, Inc. is the PCS Affiliate of Sprint with the right to sell wireless mobility communications network products and services under the Sprint brand in territories within three states located in the Southeastern United States. The territories include over 7.4 million residents in key markets such as Charleston, Columbia, and Greenville-Spartanburg, South Carolina; Augusta and Savannah, Georgia; and Asheville, Wilmington and the Outer Banks of North Carolina.
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AirGate PCS Appoints Chief Financial Officer
Page 2
July 13, 2004


This news release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about the wireless industry, the recapitalization plan, our beliefs and our management's assumptions. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Factors that could cause actual results to differ include: our dependence on the success of Sprint's wireless business; the competitiveness and impact of Sprint wireless pricing plans and PCS products and services; intense competition in the wireless market and the unsettled nature of the wireless market; the potential to experience a continued high rate of subscriber turnover; the ability of Sprint to provide back office billing, subscriber care and other services and the quality and costs of such services or, alternatively, our ability to outsource all or a portion of these services at acceptable costs and the quality of such services; subscriber credit quality; the ability to successfully leverage 3G products and services; inaccuracies in financial information provided by Sprint; new charges and fees, or increased charges and fees, imposed by Sprint; the impact and outcome of disputes with Sprint; our ability to predict future customer growth, as well as other key operating metrics; the impact of spending cuts on network quality, customer retention and customer growth; rates of penetration in the wireless industry; our significant level of indebtedness and debt covenant requirements; the impact and outcome of legal proceedings between other PCS Affiliates of Sprint and Sprint; the potential need for additional sources of capital and liquidity; risks related to our ability to compete with larger, more established businesses; anticipated future losses; rapid technological and market change; the impact of wireless local number portability; an adequate supply of subscriber equipment; the current economic slowdown; and the volatility of AirGate PCS' stock price.

For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from those contained in this news release, please refer to AirGate PCS' filings with the SEC, especially in the "risk factors" section of AirGate PCS' Form 10-K/A for the fiscal year ended September 30, 2003, and in subsequent filings with the SEC. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

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